SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On October 26, 2012, Eagle Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P., as underwriter, to issue and sell 552,012 newly issued shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $18.25 per share in an underwritten public offering (the “Offering”). The Company estimates that the net proceeds from the Offering will be approximately $9.7 million, after deducting underwriting discounts and commissions of $0.63875 per share that are payable by the Company. The Offering is expected to close on or about October 31, 2012, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants between the parties as of the date of entering into the Underwriting Agreement. These representations, warranties and covenants, are not representations of factual information to investors about the Company or its subsidiaries, and the sale of any shares of Common Stock pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and incorporated herein by reference.  The description of the material terms of the Underwriting Agreement and the transaction contemplated thereby is qualified in its entirety by reference to such exhibit.

Shares of Common Stock sold in the Offering will be issued pursuant to a prospectus supplement (the “Prospectus Supplement”) to the prospectus (the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) as part of the Company’s Registration Statement on Form S-3 declared effective by the Commission on October 5, 2012 (File No. 333-183054) (the “Registration Statement”).  Prospective investors should read the Prospectus Supplement, the Prospectus and all documents incorporated by reference therein.

Item 8.01.                                          Other Events

On October 29, 2012, the Company issued a press release announcing the Offering and the completion of its $35 million at-the-market offering (the “ATM Offering”), a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.  The Company sold an aggregate of 2,052,074 shares of common stock in the ATM Offering, at an average weighted price of $17.0559 per share, for aggregate gross proceeds of approximately $35 million, and net proceeds, after sales agency fees, of approximately $33.8million.

Item 9.01                                             Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
1.1	Underwriting Agreement dated as of October 26, 2012 between Eagle Bancorp, Inc. and Sandler O’Neill + Partners, L.P.
99.1	Press Release dated October 29, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Michael T. Flynn
Michael T. Flynn, Executive Vice President and Chief Operating Officer

Dated: October 30, 2012